UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 16, 2005


                             LCC INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



           Delaware                 0-21213             54-1807038
 (State or other jurisdiction     (Commission          (IRS Employer
       of incorporation)          File Number)     Identification Number)



    7925 Jones Branch Drive, McLean, VA                       22102
   (Address of principal executive offices)                (Zip Code)



      (Registrant's telephone number, including area code): (703) 873-2000


                                 Not applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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Item 2.05.  Costs Associated With Exit or Disposal Activities

         On June 16, 2005, LCC International, Inc. (the "Company") commenced the implementation of a Profit Improvement Plan (the "Plan"). The objective of the Plan is to bring "Sales, General and Administrative" costs below 15 percent of the Company's revenues on a going forward basis. Under the Plan, the Company will (a) eliminate 48 staff positions in the Company's corporate, North America and Asia Pacific operations; (b) close its offices in North America and Asia Pacific; (c) discontinue the operations of non-revenue producing entities; and
(d) create a restructuring reserve associated with lease terminations, employee severances and other related costs to be incurred under the Plan.

         The Company estimates that the total amount to be incurred under the Plan is $1.1 Million consisting of (a) approximately $0.9 Million for the termination of the 48 employees; (b) approximately $0.1 Million for the closing of Company offices in North America and Asia Pacific; and (c) approximately $0.1 Million for discontinuing the Company's non-revenue producing entities. The Company anticipates that the Plan will be fully implemented by the end of the third quarter.

         A copy of the Company's press release dated June 16, 2005 announcing the Plan is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits 99.1 Press Release, dated June 16, 2005

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



SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              LCC INTERNATIONAL, INC.


Date:  June 16, 2005          By:    /s/ Peter A. Deliso
                                   ---------------------------------------
                                   Peter A. Deliso
                                   Interim-Chief Executive Officer
                                   Vice President, General Counsel and Secretary

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



                                  EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

99.1           Press Release dated June 16, 2005, issued by LCC International,
               Inc.




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